Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Dave Spille	Patrick Smith
Deltek, Inc.	Deltek, Inc.
703.885.9423	703.885.9062
davespille@deltek.com	patricksmith@deltek.com

DELTEK REPORTS Q2 LICENSE REVENUE OF $15.8 MILLION, TOTAL REVENUE OF $69.4 MILLION

License Revenue Increases 40%, Net Income Increases 85% from Prior Quarter

HERNDON, Va. – July 30, 2009 – Deltek, Inc. (Nasdaq: PROJ), the leading provider of enterprise applications software for project-focused businesses, today announced financial results for its second quarter ended June 30, 2009.

Total revenue for Q2 was $69.4 million, an increase of 12% from Q1. Q2 license revenue increased 40% from Q1 to $15.8 million. Maintenance and support revenue in Q2 was $31.0 million, an increase of 1% from Q1. Consulting services revenue decreased 4% from Q1 to $19.2 million. Other revenues in Q2 increased to $3.4 million from $0.1 million in Q1.

Q2 GAAP net income increased 85% to $4.9 million, or $0.09 per diluted share, from $2.7 million, or $0.06 per diluted share, in Q1. Q2 non-GAAP net income increased 35% to $7.6 million, or $0.14 per diluted share, from $5.6 million, or $0.13 per diluted share, in Q1.

Excluding the additional shares issued in conjunction with the Company’s common stock rights offering, Deltek’s Q2 2009 non-GAAP and GAAP EPS would have been $0.17 and $0.11, respectively.

“We had a strong quarter and delivered financial results that significantly exceeded expectations,” said Kevin Parker, president and CEO of Deltek. “Our revenue and profitability were driven by improved execution across multiple facets of our business, a continuing focus on operational efficiency and cost reductions, and our customers’ increasing confidence in their future business prospects.”

“We remain focused on executing effectively and committed to delivering a strong bottom line and healthy cash flows. Looking forward, our sales pipeline continues to be strong and the numerous new products we’ve launched this year are being well received by our customers. Our strong competitive position provides a solid foundation for growth when the economy eventually recovers.”

When compared to prior year results, total revenue in Q2 was $69.4 million, compared to $77.4 million last year. License revenue for Q2 was $15.8 million, compared to $22.1 million in Q2 2008. Maintenance and support revenue in the second quarter was $31.0 million, an increase from $28.3 million in Q2 2008. Consulting services revenue for Q2 was $19.2 million, compared to $22.3 million in the prior year. Other revenues in Q2 were $3.4 million, compared to $4.6 million in the prior year.

GAAP net income for the second quarter was $4.9 million, or $0.09 per diluted share, compared to $5.4 million, or $0.11 per diluted share, last year. Non-GAAP net income for the second quarter of 2009 was $7.6 million, or $0.14 per diluted share, compared to $7.5 million, or $0.16 per diluted share, in Q2 2008.

Non-GAAP net income excludes the net-of-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets and restructuring charges.

Q2 Highlights

•

Deltek announced that its common stock rights offering was fully subscribed by its stockholders, including its largest stockholders, affiliates of New Mountain Capital. Upon completion of the rights offering, the Company issued 20,000,000 new shares of common stock at a price of $3.00 per share. Deltek used $3.1 million of the $58.2 million in net proceeds from the rights offering to repay indebtedness. Deltek ended Q2 with a cash balance of $113.5 million, compared to $43.0 million in Q1 2009. The $70.5 million increase in cash was driven by proceeds received from the Company’s common stock rights offering and cash flow generated from operations.

•

Deltek announced the release of Premier Analytics, a new business intelligence solution for GCS Premier customers. Premier Analytics delivers executive dashboards that empower executives to monitor, measure, and manage their businesses using real-time data from GCS Premier, Deltek’s powerful project accounting solution for small-to-mid-size government contractors. Deltek also announced the release of GovWin 6.0, the newest version of its industry-leading business development and capture solution for firms who want to do more business with the Federal Government. GovWin 6.0 contains numerous usability enhancements that improve collaboration and communication throughout the business development process. The new release also offers unique Contract Data Management capabilities that enable companies to manage opportunities throughout the entire contract management lifecycle.

•

Deltek announced the release of Cobra 5.0, the leading enterprise cost and earned value management (EVM) solution for government contractors and other project-based businesses. As the industry’s first EVM solution built on Microsoft’s .NET framework and Smart Client architecture, Cobra 5.0 eases the burden on IT resources with one-click deployment, and it eliminates the need for Citrix resulting in lower TCO. By delivering tight control over project costs, insight into mission-critical project data and the ability to easily calculate and report on earned value, Cobra 5.0 helps organizations better manage project and program performance.

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•

Deltek announced the release of Vision 6.0, the newest version of its industry-leading solution for professional services firms of all sizes. Vision 6.0 enables customers to fully unlock, analyze, and act on the essential data elements within Vision through role-based dashboards and SQL reporting services. In addition, Vision 6.0 offers capabilities to manage the global enterprise, including enhancements that simplify international accounting and tax transactions and foreign language support. In conjunction with Vision 6.0, Deltek also announced the release of Deltek Project Connect and Vision Performance Management. Project Connect facilitates bi-directional integration between Vision Resource Planning and Microsoft Project to keep resources and schedules in synch. Vision Performance Management dashboards empower organizations to proactively manage performance and mitigate risk.

•

Deltek held its annual Insight customer conference in Orlando, Florida. Insight 2009 featured approximately 3,000 business leaders and partner attendees representing thousands of unique organizations. The conference showcased major product announcements across all of Deltek’s product lines, multiple channel and technology partners, and the winners of the Second Annual Deltek Project Excellence Awards, which recognize customers that achieve superior business performance through their use of Deltek products.

Impact of Common Stock Rights Offering on Historical Shares Outstanding

In accordance with SFAS 128-Earnings Per Share, for purposes of computing the basic and diluted weighted average shares, results for both 2009 and 2008 have been adjusted prior to June 1, 2009 to reflect the bonus element associated with the Company’s recently completed common stock rights offering. A summary of these retroactive changes is available on the Investor Relations section of Deltek’s website.

Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Time today to discuss the Company’s second quarter results. To access this call, dial 1-877-381-6419 in North America and 1-706-643-9496 outside North America. No password is required to join the call. The conference call also can be accessed through the Investor Relations section of Deltek’s website (http://investor.deltek.com). Those unable to participate in the live call may hear a replay through August 5, 2009 by dialing 1-800-642-1687 in North America and 1-706-645-9291 outside North America (pass code: 19459768). The replay also will be available through August 5, 2009 on Deltek’s website.

About Deltek

Deltek (Nasdaq: PROJ) is the leading provider of enterprise applications software designed specifically for project-focused businesses. For more than two decades, our software applications have enabled organizations to automate mission-critical business processes around the engagement, execution and delivery of projects. More than 12,000 customers worldwide rely on Deltek to measure business results, optimize performance, streamline operations and win new business. For more information, visit www.deltek.com.

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Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and margin and adjusted EBITDA.

The Company defines non-GAAP net income as GAAP net income before the net-of-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets and restructuring charges. Non-GAAP operating income and margin is defined as GAAP operating income before the pre-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets and restructuring charges. Adjusted EBITDA is defined as GAAP net income before interest expenses (net of interest income), provision for income taxes, depreciation, amortization, stock-based compensation, expenses associated with the Company’s 2005 recapitalization and restructuring charges.

The Company believes that the presentation of these non-GAAP financial measures provides useful information to its investors and lenders because these measures allow for more accurate comparisons of operating results from period-to-period, enhance the overall understanding of the Company’s financial performance and provide greater insight into the prospects for the Company’s ongoing business operations. Moreover, the Company also believes it is appropriate to exclude costs associated with restructuring charges because these charges are excluded from management’s assessment of the Company’s operating performance and are not related to the Company’s ongoing business operations. In addition, the Company excludes the items from EBITDA described above in its calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by management to plan and forecast its business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income and adjusted EBITDA, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors.

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There may be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Software license fees	$15,758	$22,132	$26,984	$39,139
Consulting services	19,216	22,324	39,282	46,590
Maintenance and support services	30,987	28,286	61,584	56,351
Other revenues	3,408	4,623	3,512	4,639

Total revenues	69,369	77,365	131,362	146,719

COST OF REVENUES:
Cost of software license fees	1,835	1,687	3,223	3,267
Cost of consulting services	16,140	19,192	33,457	39,355
Cost of maintenance and support services	5,529	4,799	11,269	10,426
Cost of other revenues	4,605	4,875	4,648	5,107

Total cost of revenues	28,109	30,553	52,597	58,155

GROSS PROFIT	41,260	46,812	78,765	88,564

Research and development	10,773	11,558	21,644	22,949
Sales and marketing	10,653	13,413	22,172	25,716
General and administrative	9,412	8,379	17,317	15,940
Restructuring charge	1,135	1,052	2,548	1,052

Total operating expenses	31,973	34,402	63,681	65,657

INCOME FROM OPERATIONS	9,287	12,410	15,084	22,907

Interest income	11	193	22	450
Interest expense	(1,473)	(2,480)	(2,982)	(5,954)
Other income (expense), net	24	(164)	21	(201)

INCOME BEFORE INCOME TAXES	7,849	9,959	12,145	17,202
Income tax expense	2,948	4,536	4,590	7,758

NET INCOME	$4,901	$5,423	$7,555	$9,444

EARNINGS PER SHARE
Basic	$0.09	$0.12	$0.15	$0.20

Diluted	$0.09	$0.11	$0.15	$0.20

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	52,394	46,552	49,560	46,527

Diluted weighted average shares	52,914	47,692	49,940	47,812

DELTEK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2009	December 31, 2008
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$113,457	$35,788
Accounts receivable, net of allowance of $3,632 and $2,195 at June 30, 2009 and December 31, 2008, respectively	47,196	47,747
Deferred income taxes	4,640	4,635
Prepaid expenses and other current assets	6,466	6,874
Income taxes receivable	857	846

TOTAL CURRENT ASSETS	172,616	95,890

PROPERTY AND EQUIPMENT, NET	12,861	14,639
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET	1,034	1,438
LONG-TERM DEFERRED INCOME TAXES	5,820	4,125
INTANGIBLE ASSETS, NET	14,982	17,396
GOODWILL	57,763	57,654
OTHER ASSETS	1,593	2,130

TOTAL ASSETS	$266,669	$193,272

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion of long-term debt	$—	$10,154
Accounts payable and accrued expenses	28,122	28,734
Accrued liability for redemption of stock in recapitalization	317	317
Deferred revenues	37,032	21,296

TOTAL CURRENT LIABILITIES	65,471	60,501

LONG-TERM DEBT	179,604	182,661
OTHER TAX LIABILITIES	1,130	1,003
OTHER LONG-TERM LIABILITIES	3,024	2,917

TOTAL LIABILITIES	249,229	247,082

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at June 30, 2009 or December 31, 2008	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; issued and outstanding, 64,268,327 and 43,474,220 shares at June 30, 2009 and December 31, 2008, respectively	64	43
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at June 30, 2009 and December 31, 2008	—	—
Additional paid-in capital	240,450	177,249
Accumulated deficit	(222,350)	(229,905)
Accumulated other comprehensive deficit	(724)	(1,197)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	17,440	(53,810)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$266,669	$193,272

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2009	2008
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,555	$9,444
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	2,472	489
Depreciation and amortization	5,529	4,597
Amortization of debt issuance costs	481	396
Stock-based compensation expense	4,179	3,693
Employee stock purchase plan expense	162	130
Restructuring charge, net	918	495
Loss on disposal of fixed assets	23	321
Deferred income taxes	(1,909)	(1,564)

Change in assets and liabilities:
Accounts receivable, net	(1,675)	4,888
Prepaid expenses and other assets	501	1,509
Accounts payable and accrued expenses	(1,480)	(1,379)
Income taxes receivable	(120)	(3,768)
Excess tax benefit (deficiency) benefit from exercise of stock options	108	(59)
Other tax liabilities	127	202
Other long-term liabilities	(289)	(303)
Deferred revenues	16,065	804

Net Cash Provided by Operating Activities	32,647	19,895

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(931)	(4,295)
Capitalized software development costs	(150)	(261)

Net Cash Used in Investing Activities	(1,081)	(4,556)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock in connection with rights offering, net of issuance costs	58,228	—
Proceeds from exercise of stock options	677	192
Excess tax (deficiency) benefit from exercise of stock options	(108)	59
Proceeds from issuance of stock under employee stock purchase plan	310	305
Offering costs paid for 2007 sale of common stock in initial public offering	—	(275)
Repayment of debt	(13,211)	—

Net Cash Provided by Financing Activities	45,896	281

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	207	148

NET INCREASE IN CASH AND CASH EQUIVALENTS	77,669	15,768

CASH AND CASH EQUIVALENTS—Beginning of period	35,788	17,091

CASH AND CASH EQUIVALENTS—End of period	$113,457	$32,859

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Income (GAAP Basis)	$4,901	$5,423	$7,555	$9,444
Income Tax Expense	2,948	4,536	4,590	7,758

Pre-Tax Income (GAAP Basis)	$7,849	$9,959	$12,145	$17,202
Adjustments:
Stock-based Compensation	2,221	1,459	4,341	3,823
Recapitalization Retention Expense	7	125	152	294
Amortization of Acquired Intangibles	1,173	831	2,437	1,835
Restructuring Charge	1,135	1,052	2,548	1,052

Adjusted Pre-Tax Income	12,385	13,426	21,623	24,206

Less: Adjusted Income Tax Expense	4,735	5,902	8,324	10,518

Non-GAAP Net Income	$7,650	$7,524	$13,299	$13,688

Non-GAAP Earnings Per Share (diluted)	$0.14	$0.16	$0.27	$0.29

Weighted Average Shares	52,914	47,692	49,940	47,812

RECONCILIATION OF GAAP OPERATING INCOME AND

OPERATING MARGIN TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN

(in thousands)

(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2009		2008		2009		2008
Operating Income and Margin - GAAP	$9,287	13%	$12,410	16%	$15,084	11%	$22,907	16%
Plus: Stock-based Compensation and Recapitalization Retention Expense	2,228		1,584		4,493		4,117
Plus: Amortization of Acquired Intangibles	1,173		831		2,437		1,835
Plus: Restructuring Charge	1,135		1,052		2,548		1,052

Operating Income and Margin - Non-GAAP	$13,823	20%	$15,877	21%	$24,562	19%	$29,911	20%

Total Revenues	$69,369		$77,365		$131,362		$146,719

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Income (GAAP Basis)	$4,901	$5,423	$7,555	$9,444
Stock-based Compensation	2,221	1,459	4,341	3,823
Recapitalization Retention Expense	7	125	152	294
Depreciation	1,294	1,104	2,541	2,124
Amortization	1,381	1,150	2,992	2,473
Interest Expense, net	1,462	2,287	2,960	5,504
Income Tax Provision	2,948	4,536	4,590	7,758
Restructuring Charge	1,135	1,052	2,548	1,052

Adjusted EBITDA	$15,349	$17,136	$27,679	$32,472

STOCK-BASED COMPENSATION AND RECAPITALIZATION RETENTION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Cost of Software License Fees	$—	$1	$—	$2
Cost of Consulting Services	401	363	846	789
Cost of Maintenance and Support Services	102	(360)	205	(91)
Research and Development	421	401	996	951
Sales and Marketing	416	415	801	892
General and Administrative	888	764	1,645	1,574

Total	$2,228	$1,584	$4,493	$4,117

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Cost of Software License Fees	$263	$255	$618	$685
Cost of Consulting Services	19	20	39	39
Sales and Marketing	872	537	1,743	1,074
General and Administrative	19	19	37	37

Total	$1,173	$831	$2,437	$1,835

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Cost of Software License Fees	$475	$576	$1,181	$1,327
Cost of Consulting Services	433	395	851	753
Cost of Maintenance and Support Services	213	125	425	254
Research and Development	292	264	575	520
Sales and Marketing	1,093	763	2,188	1,494
General and Administrative	169	131	313	249

Total	$2,675	$2,254	$5,533	$4,597

RECONCILIATION OF GAAP EPS TO EPS EXCLUDING THE RIGHTS OFFERING

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Income (GAAP Basis)	$4,901	$5,423	$7,555	$9,444

GAAP Earnings Per Share (diluted)	$0.09	$0.11	$0.15	$0.20
Rights Offering	0.02	0.01	0.02	0.01

Earnings Per Share Excluding the Rights Offering (diluted)	$0.11	$0.12	$0.17	$0.21

Weighted Average Shares	52,914	47,692	49,940	47,812
Rights Offering	8,926	3,448	6,217	3,446

Weighted Average Shares (Excluding the Rights Offering)	43,988	44,244	43,723	44,366

RECONCILIATION OF NON-GAAP EPS TO NON-GAAP EPS EXCLUDING THE RIGHTS OFFERING

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Income (Non-GAAP Basis)	$7,650	$7,524	$13,299	$13,688

Non-GAAP Earnings Per Share (diluted)	$0.14	$0.16	$0.27	$0.29
Rights Offering	0.03	0.01	0.03	0.02

Non-GAAP Earnings Per Share Excluding the Rights Offering (diluted)	$0.17	$0.17	$0.30	$0.31

Weighted Average Shares	52,914	47,692	49,940	47,812
Rights Offering	8,926	3,448	6,217	3,446

Weighted Average Shares (Excluding the Rights Offering)	43,988	44,244	43,723	44,366